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                                                                    EXHIBIT 23.4



             [LETTERHEAD ALEX SHESHUNOFF & CO. INVESTMENT BANKING]




              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the inclusion in the Registration Statement on Form S-4 of Regions Financial Corp. of our opinion, dated July 18, 2000 with respect to the merger between First National Bancshares of Louisiana, Inc. and Regions Financial Corp., and to our firm, respectively, included in this Registration Statement of Regions Financial Corp. and to the inclusion of such opinion as an appendix to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                     ALEX SHESHUNOFF & CO.
                                                     INVESTMENT BANKING LP


                                                     /s/ Charles P. Miller
                                                     ------------------------

AUSTIN, TX
July 18, 2000